Exhibit 32.1

Certification of Periodic Financial Report by the Chief Executive Officer and
Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Save the World Air, Inc. (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 25, 2005	By:	/s/ EDWARD L. MASRY
Edward L. Masry
Chief Executive Officer

Dated: April 25, 2005	By:	/s/ EUGENE E. EICHLER
Eugene E. Eichler
Chief Financial Officer